UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2004

                            MAVERICK TUBE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                      1-10651                43-1455766
        (State or Other            (Commission File Number)    (IRS Employer
   Jurisdiction of Incorporation)                            Identification No.)

16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri    63017
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (636) 733-1600

                                      N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01.  Regulation FD Disclosure.

On December 16, 2004, the Company announced the selection of the location of its investment in and consolidation of its Republic Conduit operations.


Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

    No.             Description
    99.1            Text of Press Release, dated December 16, 2004, issued by
                    the Company regarding the selection of the location of its investment in and consolidation of its Republic Conduit operations.

The information in Item 7.01 of this Current Report on Form 8-K, including the exhibits hereto, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 20, 2004

                            MAVERICK TUBE CORPORATION

                            By:  /s/ Pamela G. Boone
                            ---------------------------------------------------
                            Pamela G. Boone
                            Vice President - Finance and Administration
                            and Chief Financial Officer

                                                                    Exhibit 99.1
[GRAPHIC OMITTED][GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                            MAVERICK TUBE CORPORATION
      Announces Location of New, State-of-the-Art Republic Conduit Facility
--------------------------------------------------------------------------------


St. Louis, December 16, 2004 ---- Maverick Tube Corporation (NYSE:MVK) announced today that it intends to locate its new, state-of-the-art Republic Conduit facility in Louisville, Kentucky, pending receipt of applicable permits. The proposed facility is expected to employ about 240 individuals, and includes the purchase of 50 acres of land and the construction of a new 400,000 square foot building in the Jefferson Riverport Park. The total cost of the new facility, including land, building and equipment, is expected to be about $63 million.

Construction activities are expected to commence in the first quarter of 2005 and to be completed by the end of 2005. This consolidation of Republic Conduit's operations in Louisville beginning in 2006 is expected to improve access to our customers, reduce freight and operating costs, improve efficiency and increase our production capacity.

Scott Harris, Maverick's Vice President and General Manager of the Republic Conduit operations said, "Maverick is excited to be locating our new facility in the Louisville area. Louisville offers a mixture of great people, great values and a vibrant community. We appreciate the hard work and cooperation we have received from the Commonwealth of Kentucky, the Kentucky Cabinet for Economic Development, the City of Louisville, Greater Louisville Inc. and Jefferson Riverport International in making this opportunity available. We look forward to getting better acquainted with our neighbors in the community and working with them."

"I am thrilled to have obtained an investment of this  magnitude for  Louisville and Jefferson County. These new jobs represent a tremendous amount of opportunity for families in that region," said Governor Ernie Fletcher. "I commend the business and community leaders of Louisville for helping the Commonwealth in our pursuit for more economic development. Together, we truly can make Kentucky a better place to live, work and raise children."

"We feel we are a great fit for Maverick's Republic Conduit facility," said Louisville Mayor Jerry Abramson. "The Riverport location gives Republic Conduit access to the interstate, rail and river systems, as well as a central location for their customer base."


Maverick Tube Corporation is a St. Louis, Missouri, based manufacturer of tubular products used in the energy industry for drilling, production, well servicing and line pipe applications, as well as industrial tubing products (HSS, electrical conduit and standard pipe) used in various applications.

This news release contains forward-looking information that is based on assumptions that are subject to numerous business risks, many of which are beyond the control of the Company. There is no assurance that such assumptions will prove to be accurate. Actual results may differ from these forward-looking statements due to numerous factors, including those described under "Risk Factors" and elsewhere in Maverick's Form 10-K for its year ended December 31, 2003.